Notice of Annual Meeting of Stockholders

N O L A N D

NOLAND COMPANY

80 29th Street, Newport News, Virginia 23607

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held at 10:00 A.M. on April 29, 2004

Notice is hereby given that the Annual Meeting of Stockholders of Noland Company, a Virginia corporation (the Corporation), will be held, in accordance with the Bylaws of the Corporation, on Thursday, April 29, 2004, at 10:00 A.M. (Local Time) at the principal office of the Corporation, 80 29th Street, Newport News, Virginia, for the following purposes:

1. to elect seven Directors to serve for the ensuing year;

2. to ratify the appointment of KPMG LLP to audit the consolidated financial statements of the Corporation for the year ending December 31, 2004; and

3. to transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on March 15, 2004, will be entitled to notice of and to vote at the meeting.

By Order of the Board of Directors,

James E. Sykes Jr.

Secretary

April 1, 2004

YOUR VOTE IS IMPORTANT

YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT A QUORUM MAY BE ASSURED. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID THE CORPORATION IN AVOIDING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING. ANY PERSON GIVING A PROXY MAY REVOKE IT BEFORE IT IS VOTED BY DELIVERING ANOTHER PROXY, OR WRITTEN NOTICE OF REVOCATION, TO THE SECRETARY OF THE CORPORATION.

NOLAND COMPANY

(a Virginia corporation)

80 29th Street

Newport News, Virginia 23607

Proxy Statement

Annual Meeting of Stockholders to be

held at 10:00 A.M., April 29, 2004

Approximate date of mailing .... April 1, 2004

SOLICITATION AND REVOCATION OF PROXY

The proxy accompanying this statement is solicited by the Board of Directors on behalf of the Corporation. All proxies in the accompanying form that are properly executed by Stockholders and returned to the Secretary will be voted. Any proxy delivered pursuant to this solicitation is revocable at the option of the person executing the same at any time before it is exercised.

The cost of soliciting proxies, including the cost of preparing and mailing the proxy materials, will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited, personally or by telephone, by regular employees of the Corporation.

A copy of the Corporation's Annual Report to Stockholders for the year ended December 31, 2003, which includes consolidated financial statements, is furnished concurrently with this Proxy Statement.

PURPOSES OF MEETING

The purposes of the Annual Meeting of Stockholders will be (1) to elect seven Directors to serve for the ensuing year; (2) to ratify the appointment KPMG LLP as independent public accountants of the Corporation for the ensuing year; and (3) to transact such other business as may properly come before the meeting, or any adjournment thereof.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of March 15, 2004, there were outstanding 3,373,267 shares of Common Stock, the sole class of voting securities of the Corporation. Holders of record at the close of business on that date are entitled to one vote for each share.

The following are, to the knowledge of the Corporation, beneficial owners as of March 15, 2004, of over 5% of the Corporation's Common Stock:

Name and Address	Title and Class of Voting Security	Amount and Nature of Beneficial Ownership	Percent Of Class

Jane K. Noland, Lloyd U. Noland III, Susan C. Noland, and Anne N. Edwards individually and as trustees of The L. U. Noland 1982 Trust and Lloyd U. Noland Jr. 80 29th Street Newport News, VA 23607	Common Stock	2,081,225(1) shares	61.70%

Blackfriars Corp. (formerly Edmundson International, Inc.) 31356 Via Colinas Westlake Village, CA 91362	Common Stock	609,825 shares	18.08%

The Burton Partnership, Limited Partnership and The Burton Partnership (QP), Limited Partnership P.O. Box 4643 Jackson, WY 83001	Common Stock	188,883 shares	5.60%

(1) The trustees of The L. U. Noland 1982 Trust are Mr. Lloyd U. Noland Jr.'s wife, Jane K. Noland, and his three children: Lloyd U. Noland III, Susan C. Noland and Anne N. Edwards. The trust assets include 906,996 shares of Common Stock of the Corporation and a majority of the outstanding voting stock of Basic, Inc., which, in turn, owns 893,967 shares of the Corporation's Common Stock. Since the trustees have the sole power to vote and to dispose of shares held in the L. U. Noland 1982 Trust, each trustee may be deemed to have beneficial ownership of 1,800,963 shares of the Corporation's Common Stock (including the shares owned by Basic, Inc.). The trustees share the power to vote and direct the disposition of such shares. Each trustee owns the following additional shares of the Corporation's Common Stock, with sole power to vote and dispose of all of such shares except for 155,138 shares attributed to Jane K. Noland, but owned by her husband, Lloyd U. Noland Jr.; 1,095 shares attributed to Anne N. Edwards, but owned by her husband; and 2,190 shares attributed to Lloyd U. Noland III but owned by his wife and one of his children:

Jane K. Noland 182,270

Lloyd U. Noland III 49,425

Susan C. Noland 26,736

Anne N. Edwards 21,831

Lloyd U. Noland III also has voting power only over 4,800 shares of unvested restricted stock. All of such shares are included in the above table. As a group, the Noland family may be deemed to be the owners of an aggregate of 2,081,225 shares or 61.70% of the outstanding Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on its review of the forms required by Section 16(a) of the Securities Exchange Act of 1934, as amended, that have been received by the Corporation, the Corporation believes there has been compliance with all filing requirements applicable to its officers, directors and beneficial owners of greater than 10% of the Corporation's Common Stock.

THE BOARD OF DIRECTORS AND ITS STANDING COMMITTEES

The Corporation is managed under the direction of a seven member Board of Directors and by the Chairman of the Board and other officers to whom authority has been delegated. Because the Noland Family owns 61.7% of the Common Stock, the Corporation is considered a "controlled corporation" under the rules of the NASDAQ Stock Market, Inc. and, accordingly, is exempt from the requirement to have a majority of independent directors and from the requirement that the Executive Compensation Committee and the Nominating and Governance Committee consist solely of independent directors. The Board of Directors has determined that Messrs. Allen, Gambill and Pleasants are "independent directors" as defined in NASDAQ Rule 4200.

In 2003, each Director, with the exception of Mr. Tom Allen, attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during 2003 and (ii) the total number of meetings of all Board committees on which the Director served. Mr. Allen missed a number of meetings due to a family illness. Directors are strongly encouraged to attend each annual meeting of the Corporation's stockholders. All directors except Mr. Allen attended last year's annual meeting.

During 2003, the Board of Directors met four times. On five occasions, the Board acted by written consent. Members of the Board who are employees of the Corporation serve without compensation. Each non-employee Director receives a deferred award of Noland Company Common Stock having an aggregate fair market value of $3,000 each quarter (see compensation of Executive Officers and Directors), plus $1,000 per Committee Meeting ($500 if attended via telephone).

The Board elected an Executive Committee consisting of Messrs. Noland III, King and Henderson. When the Board is not in session, the Executive Committee generally has the authority of the Board except that the Virginia Stock Corporation Act prohibits certain actions by committees. During 2003, the Executive Committee met four times.

The Board appointed an Executive Compensation Committee consisting of Messrs. Allen, Gambill, Goolsby, and Pleasants, with Mr. Pleasants acting as chairman. The Committee's primary responsibility is to oversee the performance and compensation of the chief executive officer, to develop and oversee the implementation of the Corporations philosophy with respect to the cash- and equity-based incentive compensation for the principal officers and other key employees and to review and make recommendations concerning the administration of certain benefit plans. During 2003, the Executive Compensation Committee met one time.

The Board appointed an Audit Committee consisting of Messrs. Allen, Gambill, and Pleasants, with Mr. Gambill acting as chairman. The Board of Directors has determined that each member meets NASDAQ's financial literacy requirement and the independence requirements contained in Exchange Act Rule 10A-3(b)(1). In addition, the Board of Directors has determined that Mr. Mark Gambill meets the SEC criteria for "audit committee financial expert". The Audit Committee oversees the preparation of the Corporation's financial statements, approves the engagement and compensation of the independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services to be provided by the independent public accountants, reviews the independence of the independent public accountants, and reviews the adequacy of the Company's disclosure controls and internal accounting controls. During 2003, the Audit Committee met four times.

In February 2004 the Board appointed a Nominating and Governance Committee consisting of Messrs. Allen, Gambill, Goolsby and Pleasants. Mr. Allen serves as chairman. The Nominating and Governance Committee identifies and recommends qualified nominees for election as directors; recommends directors to serve on Committees of the Board of Directors, and recommends corporate governance guidelines for the Corporation. The Committee identifies candidates for election to the Board of Directors on its own as well as by considering recommendations from stockholders, other members of the Board, officers and employees and other sources that the Committee deems appropriate. Stockholders should submit any such recommendations to the Nominating and Governance Committee through the method described on page 12. In addition, in accordance with the Corporation's bylaws, any stockholder entitled to vote for the election of directors may nominate persons for election to the Board of Directors if such stockholder complies with the procedures set forth in the bylaws and summarized in "Stockholder Proposals" on page 13.

At the February 2004 meeting the Board adopted new Audit Committee, Compensation Committee and Nominating and Governance Committee Charters. In addition new corporate governance guidelines, a Code of Ethics for the Chief Executive Officer and Senior Financial Officers, a code of ethics for all directors, officers and employees, procedures pertaining to audit and non-audit services rendered by the Corporation's independent public accountants, the hiring of employees or former employees of the Corporation's independent public accountants and the receipt, treatment and retention of complaints concerning questionable accounting, internal control or auditing matters were also adopted. These documents are posted on the Corporation's web site at www.noland.com and each is available in print to any stockholder who requests it. The Audit Committee Charter is attached as an appendix to this Proxy Statement.

The Corporation's independent directors have begun meeting as a group in executive session at least twice a year. The Chair for these sessions will rotate from meeting to meeting among the Chairmen of the Executive Compensation Committee, Audit Committee and the Nominating and Governance Committee.

The Corporation's corporate Governance Guidelines provide that the Board of Directors shall conduct an annual evaluation to determine, among other matters, whether the Board and the Committee are functioning effectively. The Audit Committee, Executive Compensation Committee and Nominating and Governance Committee each is also required to conduct an annual self-evaluation.

ELECTION OF DIRECTORS

It is intended that proxies in the accompanying form will be voted by the persons named therein (unless authority is withheld) in favor of the nominees named for Directors for the term of one year or until their successors are elected and qualified. In case any of such nominees is unexpectedly unable to serve, the proxies will be voted for the election of the others so named and may be voted for substitute nominees. The election of each nominee for Director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of Directors.

Votes that are withheld and shares held in street name ("Broker Non-Votes") that are not voted in the election of Directors will not be included in determining the number of votes cast.

NOMINEES FOR DIRECTOR

There are no family relationships among any of the nominees and any officer or director; nor is there any arrangement or understanding between any nominee and any other person pursuant to which the nominee was selected. Each of the nominees for the office of Director is a member of the present Board of Directors.

Mr. Goolsby, Mr. Henderson, Mr. King, Mr. Pleasants, and Mr. Noland III have served in the respective positions shown for more than five years.
Name, Age, Position and Directorships	Director Since	Shares of Common Stock Beneficially Owned on March 15, 2004	Percent of Class(1)

Thomas N. Allen ' Age 65 Chairman, The Clovelley Corp. (Real estate and investment company), since 2001. Previously Chairman of East Coast Oil Corp. (Retail gasoline/convenient stores); Director of Overnite Corporation	1995	1,000	-

Mark M. Gambill ' Age 53 Managing member ' McKenzie Holdings,LLC (Family-owned investment company), since September 1999. Previously President of Wheat First Union and Wheat First Butcher Singer (Brokerage and investment banking); Director of Speedway Motorsports, Inc.	2001	4,100	-

Allen C. Goolsby ' Age 64 Partner, Hunton & Williams (Attorneys)	1989	350	-

Arthur P. Henderson Jr. ' Age 60 Vice President-Finance	1983	7,500	0.22%

Kenneth C. King ' Age 61 Vice President-Marketing	1998	6,549	-

C. Edward Pleasants ' Age 63 Retired Chairman of Pleasants Hardware Company	1999	4,000	-

Lloyd U. Noland III ' Age 60 Chairman of the Board and President; Director of Wachovia Corporation(2)	1979	1,850,388	54.85%

All officers and directors of the Corporation as a group		1,901,044	56.36%

(1) Less than .2 % except as indicated.

(2) See Voting Securities and Principal Holders Thereof on

page 1.

Except as described on page 3 with respect to shares held by the Noland family, each Director and Officer has the sole power to vote the shares of Common Stock attributed to him in this table.

CERTAIN TRANSACTIONS

The Corporation is in the eighth year of a ten-year agreement to lease its corporate headquarters office building. The building is owned by Basic, Inc. (see Voting Securities and Principal Holders Thereof). The Corporation pays an annual rental fee of approximately $290,000 and bears the direct costs of utilities and real estate taxes. The terms of the lease were based on an evaluation by an independent real estate firm.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

The following table presents information relating to total compensation of the Chief Executive Officer and the four next most highly compensated executive officers of the Corporation who earned more than $100,000 for the fiscal year ended December 31, 2003.

SUMMARY COMPENSATION TABLE

	Annual Compensation.			Long-Term Compensation

Name and Principal Position	Year	Salary	Bonus	Restricted Stock Awards(1)	All Other Compensation(2)

Lloyd U. Noland III	2003	$182,500	$100,000	$41,500	$12,888
Chief Executive Officer	2002	$153,750	$75,000	$30,280	$8,669
	2001	$150,000	$41,000	$29,130	$2,451

Kenneth C. King	2003	$146,000	$90,000	$41,500	$11,743
Vice President-Marketing	2002	$143,000	$70,000	$30,280	$8,393
and Branch Operations	2001	$140,000	$38,000	$28,130	$2,288

Arthur P. Henderson Jr.	2003	$100,800	$65,000	$31,125	$10,852
Vice President-Finance	2002	$ 97,800	$42,750	$22,710	$7,751
	2001	$ 94,800	$27,000	$21,848	$2,008

Jean F. Preston	2003	$100,000	$65,000	$31,125	$10,312
Vice President-	2002	$ 96,250	$41,000	$22,710	$7,291
Corporate Data	2001	$ 92,500	$36,000	$21,848	$1,285

Benjamin A Williams III	2003	$151,125	$60,000	$ -	$11,914
Chairman and President-	2002	$150,000	$40,000	$ -	$8,572
Noland Properties, Inc.	2001	$112,500	$11,250	$ -	$ -

(1) Restricted stock awards valued at market price per share of $41.50, $30.28, and $29.13 per share on December 31, 2003, 2002, and 2001, respectively. Recipients have the right to receive dividends and vote the restricted shares.

(2) Profit sharing allocation, life insurance and expense reimbursement.

RETIREMENT BENEFITS

Payments by the Corporation to the Improved Retirement Plan for Employees of Noland Company (the Plan), are made based on recommendations by the Plan's actuary. The Plan is a defined benefit "Career Average" plan. Annual retirement benefits are computed by adding, for each year of credited service, the sum of 1.333% of compensation (up to "Covered Compensation") and 1.933% of compensation over "Covered Compensation." Covered Compensation is generally the average of the Social Security wage bases over a working career.

The amounts shown below do not include Social Security benefits and are not subject to any reductions on account of such benefits. Estimated annual benefits (assuming continued employment to age 65 on a life-only annuity basis) accrued to date and payable at age 65 to Lloyd U. Noland III, Kenneth C. King, Arthur P. Henderson, Jr., Jean F. Preston and Benjamin A. Williams, III are $65,083, $58,563, $52,548, $78,271 and $28,929, respectively.

BOARD COMPENSATION

Non-employee Directors are compensated in accordance with the 1999 Outside Directors Stock Plan (the Plan). The Plan provides each non-employee Director with a deferred award of whole and fractional shares of Noland Company Common Stock with an aggregate fair market share of $3,000 each quarter ($3,750 effective April 1, 2004). To satisfy its obligations under the Plan, the Corporation created the Noland Company Common Stock Benefit Trust (the Trust). The Trust is a "grantor trust" as defined in section 671 of the Internal Revenue Code of 1986, as amended. The Corporation contributes to the Trust Noland Company Common Stock that will be held by the Trust until paid to participants and beneficiaries of the Plan as soon as practicable after the participant ceases to be a member of the Board. In addition, each outside Director is paid $1,000 for each Committee meeting attended ($500 if attended via telephone).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Executive Compensation Committee consists of Messrs. Allen, Gambill, Goolsby, and Pleasants. Mr. Goolsby is a member of the law firm Hunton & Williams, which has provided legal services to the Corporation for many years.

REPORT OF EXECUTIVE COMPENSATION COMMITTEE

The Executive Compensation Committee (the Committee) is charged with the responsibility of making an initial determination regarding any changes in executive compensation policy and making recommendations to the Board of Directors with respect to compensation of the Corporation's executive officers.

The Committee believes that the Corporation's compensation program should provide competitive overall compensation for executive officers, including base salaries and short and long-term incentives. The Committee has concluded that the close link between the Corporation's business and the cyclical building and construction industry make it prudent for the Corporation to maintain a conservative approach to base compensation while at the same time providing competitive total pay opportunities to its executive officers through long and short-term incentives. Targeted bonuses range from 20% of base compensation for certain key employees to 50% of base compensation for the principal executive officer

The base compensation for the Corporation's executive officers reflects the Committee's conservative approach. An aggregate increase in their base compensation of about 6.4% is being implemented in 2004 in recognition of the Corporation's record performance in 2003. Also reflecting the strong overall performance in 2003, total cash bonus awards for 2003 of $671,000 were approximately forty-four percent greater than the awards made in 2002. Bonus awards were made to 16 key employees and officers nominated by the Chief Executive Officer. In determining executive bonuses for 2003, the Committee focused primarily on revenues; profit margins; profits before LIFO inventory adjustments, extra compensation and income taxes, and each executive officer's performance for the year against previously established targets. The Committee did not assign a specific value to each factor.

Mr. Noland's base compensation for 2003 was fixed at $182,500. His base compensation for 2004 will be $207,500. For 2003 Mr. Noland was awarded a cash bonus of $100,000, which was more than his 2002 bonus of $75,000. The Committee believes that Mr. Noland has been the leader in effecting substantial improvements in the Corporation's operations, particularly with respect to improvements in the Corporation's profit margins, the skill levels of the Corporation's managers and the contribution to revenues from the Corporation's real estate holdings. The one goal that the Corporation and Mr. Noland still need to achieve is to effect a significant increase in revenues. In establishing the 2003 bonus, the Committee did not assign a specific value to any one factor, but concluded that, along with the other participants, Mr. Noland should receive a significantly higher bonus than in 2002 to reflect the Corporation's record performance. Mr. Noland also received a restricted stock award of 1000 shares of the Corporation's common stock.

Overall, the Committee believes that its compensation plan provides meaningful incentives to the executive officers and other key employees to improve performance and stockholder return.

Because none of the Corporation's executive officers receives annual compensation in excess of $1 million, the Corporation has not taken any position with respect to the cap on tax deductibility of compensation in excess of that amount established under the Omnibus Budget Reconciliation Act of 1993.

C. Edward Pleasants, Chairman

Thomas N. Allen

Mark M. Gambill

Allen C. Goolsby

Comparison of Five Year Cumulative Total Return Among Noland Company, NASDAQ Market Value Index and Hughes Supply, Inc.

(Assumes $100 Invested on January 1, 1998)

(Assumes Dividend Reinvested)

A performance graph appears here. The following chart is the information presented in the graph.

Data points are as follows:
	1998	1999	2000	2001	2002	2003

Noland Company	$100.00	$ 70.09	$ 65.41	$118.12	$124.24	$171.85
Hughes Supply, Inc.	$100.00	$ 74.75	$ 63.42	$111.04	$ 99.24	$182.58
NASDAQ Market Index	$100.00	$176.37	$110.86	$ 88.37	$ 61.64	$ 92.68

The return for Hughes Supply, Inc. has been adjusted to reflect differences in market capitalization.

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board of Directors. The Audit Committee approves the selection of the Corporation's independent public accountants subject to stockholder ratification. Management is responsible for the Corporation's disclosure controls, internal controls and the financial reporting process. The independent public accountants are responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes and to report to the Board thereon. In this context, the Audit Committee has met privately with management and KPMG LLP, the Corporation's independent public accountants, all of whom have unrestricted access to the Committee.

The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, (Codification of Statement on Accounting Standards), including the scope of the auditors' responsibilities, significant accounting adjustments and any disagreements with management.

The Audit Committee has also received the written disclosures and the letter from KPMG LLP relating to the independence of that firm, and has discussed with KPMG LLP that firm's independence from the Corporation.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and KPMG LLP. Based on this review and these discussions, the representation of management that the consolidated financial statements were prepared in accordance with generally accepted accounting principles and the report of KPMG LLP to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's annual report on Form 10-K for the year ended December 31, 2003 to be filed with the Securities and Exchange Commission.

The Audit Committee also reviews with management and the independent public accountants the results of the independent public accountants' review of the unaudited financial statements that are included in the company's quarterly reports on Form 10-Q.

The Audit Committee has adopted a policy for the provision of audit services and permitted non-audit services by the Company's independent public accountants. The Company's chief financial officer has primary responsibility to the Audit Committee for administration and enforcement of this policy and for reporting non-compliance. Under the policy the chief financial officer is responsible for presenting the Audit Committee an annual budget and plan for audit services and for any proposed audit-related, tax or other non-audit services to be performed by the independent public accountants. The presentation must be in sufficient detail to define clearly the services included. Any services included within the budget and plan that the audit committee approves requires no further Committee approval for that budget year. All other audit and permissible non-audit engagements of the independent public accountants must be approved in advance by the Audit Committee.

Mark M. Gambill, Chairman

Thomas N. Allen

C. Edward Pleasants

SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors will offer a resolution to ratify the appointment of KPMG LLP as independent public accountants of the Corporation for the year 2004. KPMG LLP, a nationally known firm of independent certified public accountants, has audited the Corporation's financial statements for three years. The Corporation has been advised by KPMG LLP that neither that firm nor any of its partners has any direct financial interest or material indirect financial interest in the Corporation other than as public accountants and auditors. KPMG LLP will be represented at the stockholders' meeting. The firm's representative will be available to respond to appropriate questions from stockholders and will have an opportunity to make a statement, if desired.

During the years ended December 31, 2003 and 2002, KPMG LLP provided services consisting of the audit of the annual consolidated financial statements of the Corporation, review of the quarterly financial statements, accounting consultations and consents and other services related to SEC filings filed by the Corporation and other pertinent matters. KPMG LLP did not perform any tax services or financial information systems design and implementation services for the Corporation for the two years ended December 31, 2003 and 2002.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining KPMG LLP's independence. The Audit Committee approves all audit and non-audit related services to be provided by the Corporations independent public accountant and the fees to be paid therefore.
Type of Service and Fee	2003	2002
Audit Fees Audit Related Fees All Other Fees Total Fees	$265,500 95,450 - $360,950	$225,000 68,675 6,900 $300,575

ANNUAL REPORT TO STOCKHOLDERS

The Noland Company 2003 Annual Report to stockholders, portions of which are incorporated by reference into the annual report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission, accompanies this proxy statement. Stockholders may obtain, without charge, a copy of the Corporation's Form 10-K by forwarding a written request to R. L. Welborn, Assistant Vice President - Finance, Noland Company, 80 29th Street, Newport News, Virginia 23607.

STOCKHOLDER COMMUNICATIONS TO THE DIRECTORS

Stockholders may send communications to one or more members of the Board of Directors by sending written correspondence to the Chairman of the Nominating and Governance Committee at Noland Company, 80 29th Street, Newport News, Virginia 23607, Attention: Corporate Secretary. The Chairman of the Nominating and Governance Committee is responsible for evaluating the materiality of each stockholder communication and determining its disposition.

NOMINATING AND GOVERNANCE COMMITTEE PROCESS FOR IDENTIFYING AND EVALUATING DIRECTOR CANDIDATES

The Committee will evaluate all candidates for election to the Board of Directors, regardless of the source from which the candidate was first identified, based upon the totality of the merits of each candidate and not based upon minimum qualifications or attributes. In considering the individual nominees, the Committee will take into account the qualifications of other Board members to ensure that a broad variety of skill sets and experience beneficial to the Corporation and its business are represented on the Board of Directors. The Committee also will ensure that the Board is composed of a sufficient number of independent directors to satisfy the NASDAQ listing requirements. In addition, the Committee will seek to assure that Audit Committee members satisfy the NASDAQ financial and accounting experience requirements and the heightened independence standards of the Securities and Exchange Commission and that at least one of such members qualifies as an "audit committee financial expert" (as defined by the Securities and Exchange Commission). There are no differences in the manner in which the committee evaluates director candidates based on whether the candidate is recommended by a stockholder. The Nominating and Governance Committee did not receive any recommendations from any stockholders in connection with the annual meeting.

PROPOSALS FOR 2005 ANNUAL MEETING

Any stockholder desiring to make a proposal to be acted upon at the 2005 Annual Meeting of Stockholders must present such proposal to the Corporation at its principal office in Newport News, Virginia, not later than January 30, 2005, in order for it to be considered for inclusion in the Corporation's Proxy Statement relating to the 2005 meeting pursuant to Rule 14a-8 under the Exchange Act.

The Company's bylaws provide that a stockholder of the Corporation entitled to vote for the election of directors may nominate persons for election to the Board by delivering written notice to the Secretary of the Corporation with respect to an election to be held at an annual meeting of stockholders, such notice generally must be delivered not later than the close of business on the ninetieth day nor earlier than the close of business on the one-hundred twentieth day prior to the first anniversary of the preceding year's annual meeting.

The stockholder's notice must include

  as to each person whom the stockholder proposes to nominate for election as a director:
    all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required pursuant to Regulation 14A under the Exchange Act; and
    such person's written consent to being named in the proxy statement as a nominee and to serving as such director if elected; and
  as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made:
    the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner;
    the class and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner;
    a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; and
    a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to elect the nominee and/or (2) otherwise to solicit proxies from stockholders in support of such nomination.

In order for a stockholder to bring other business before a stockholder meeting, timely notice must be received by the Corporation within the time limits described in the immediately preceding paragraph. The stockholder's notice must contain:
  as to each matter:
    a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and for the beneficial owner, if any, on whose behalf the proposal is made and as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, the information described above with respect to the stockholder proposing such business.

GENERAL

Unless contrary instructions are indicated on the proxy, all shares of Common Stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of the nominees for Director named herein, and FOR the proposal to ratify the appointment of KPMG LLP as independent public accountants for the year ended December 31, 2004.

The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring the vote of the Stockholders arise, the persons designated as proxies will vote the shares of Common Stock represented by the proxies in accordance with their judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her shares of Common Stock will be voted in accordance with the specification so made.

By order of the Board of Directors,

James E. Sykes Jr.

Secretary

Newport News, Virginia

April 1, 2004

APPENDIX A

NOLAND COMPANY

Audit Committee Charter

Introduction

The Board of Directors of Noland Company (the "Company") has constituted an Audit Committee which shall have responsibility for overseeing:

  The reliability of the Company's financial statements;
  Effective evaluation and management of the Company's financial risks;
  The Company's compliance with laws and regulations; and
  Maintenance of an effective and efficient audit of the Company's annual financial statements by a qualified and independent auditor.

The Audit Committee shall preserve open avenues of communication among the external auditors, internal auditors, financial management, senior management, the Audit Committee and the Board of Directors.

This Charter sets out the specific responsibilities delegated by the Board to the Audit Committee and details the manner in which the Audit Committee shall operate.

Responsibilities

Effective Management of Financial Risks

The Audit Committee shall be aware of the current areas of greatest financial risk to the Company and ensure that management is effectively assessing and managing the risks.

The Committee shall satisfy itself that effective systems of accounting and internal control are established and maintained to manage financial risk.

The Committee shall satisfy itself as regards the integrity and prudence of the Company's internal control systems, including periodic review of policies and/or practices.

The Committee shall satisfy itself that effective disclosure controls are established and maintained to promote timely, accurate, compliant and meaningful disclosure in the Company's periodic reports to the Securities and Exchange Commission (the "SEC").

The Committee shall make the Board of Directors aware of any matters that have come to its attention that may significantly impact the financial condition or affairs of the Company, and help assess the related risks and planned actions to manage those risks.

The Reliability of the Company's Financial Statements

Management and the independent auditors shall review with the Committee a draft of the Company's annual financial statements and drafts of the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Such reviews shall include the Company's disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations." Quarterly, the independent auditors shall provide to the Committee a review letter as contemplated by Statement on Auditing Standards No. 71. Periodically during the fiscal year, the independent auditors shall review with the Committee their assessment as to the adequacy of the Company's structure of internal controls over financial accounting and reporting, and their qualitative judgments as to accounting principles employed and related disclosures by the Company and the conclusions expressed in the Company's financial reports. The independent auditors shall review with the Committee significant judgments made by management in the preparation of the financial statements.

The independent auditors and the Company's management shall identify to the Committee business, financial or legal issues that may significantly impact the Company's financial statements and internal control systems. At least annually, management shall report to the Committee as to all significant litigation, threatened litigation or potential litigation in which the Company and its subsidiaries are or may be engaged, as well as the anticipated or potential impact of such litigation, threatened litigation or potential litigation on the Company.

Both management and the independent auditors shall report promptly to the Committee any material weaknesses in internal control systems. The independent auditors shall promptly identify to the Committee any audit problems or difficulties, including any areas of disagreement with management in the preparation of financial statements. The Committee shall also consider any response by management.

The Committee shall review the Company's accounting policies and practices in the light of the requirements of the Financial Accounting Standards Board (FASB), the Securities and Exchange Commission (SEC), the Public Company Accounting Oversight Board (PCAOB), and the American Institute of Certified Public Accountants (AICPA). The Committee shall review at least annually the Company's description of its critical accounting policies. Any significant changes in those policies must be approved in advance by the Committee.

Compliance with Laws and Regulations

Counsel to the Company shall periodically update the Committee regarding (i) developments in the law relating to the responsibilities and liabilities of Directors, and (ii) any significant changes in the various rules, regulations and laws which relate generally to the Company's business operations and the extent to which the Company is complying with such laws.

Management shall report as soon as possible to the Chairman of the Committee any material violation of laws or governmental regulations. At least annually, management shall review with the Committee the Company's monitoring efforts and procedures to ensure compliance with laws and governmental regulations.

Maintenance of Effective and Efficient Audit Processes

The Committee as the Board of Directors' representative shall have the ultimate authority and responsibility to select, evaluate, compensate and, where appropriate, replace the independent auditors. Each year the Committee shall appoint the independent auditors subject to shareholder ratification at the annual meeting. The Committee shall require the independent auditors to submit at least annually a formal written statement (i) describing the firm's internal quality control procedures, (ii) identifying any material issues raised by the most recent internal quality control review, or peer review, of the firm, (iii) describing any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits by the firm, and any steps taken to deal with any such issues, and (iv) delineating all relationships between the independent auditors and the Company, including audit and non-audit assignments and the fees and any other compensation paid to the independent auditors therefore. Any audit services and any permissible non-audit services by the independent auditors must have the advance approval of the Committee. The Committee is responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity or independence of the independent auditors.

With respect to each fiscal year, the Committee shall meet with the independent auditors, the internal auditors and the senior management to review the scope and methodology of the proposed audits for such fiscal year. The independent auditors and the internal auditors shall provide regular reports to the Committee during the fiscal year on the underlying process and status of their audits and any findings or preliminary conclusions that have been reached.

The Committee shall evaluate the qualifications, experience, performance and independence of the senior members of the independent auditor team, including that of the independent auditor's lead and concurring partners, taking into consideration the opinions of management and the internal auditors and present its conclusions with respect to such evaluations to the Board of Directors.

The Committee shall assure the regular rotation of the lead and concurring audit partners as required by law, and consider whether there should be regular rotation of the independent auditing firm itself, in order to assure continuing independence of the independent auditor.

Other Responsibilities

Management shall report to the Audit Committee any proposed related party transaction that might be considered material to the Company or the related party or required to be disclosed pursuant to SEC regulations. The Committee shall be responsible for the review and oversight of any such transaction.

The Committee shall establish procedures to ensure rapid and current disclosures of material changes in financial condition or operations.

The Audit Committee shall discuss with management the Company's policies and practices regarding earnings press releases, as well as any financial information and earnings guidelines provided to analysts and rating agencies. Each earnings press release should be reviewed by the Chairman of the Committee, or if not available, another Committee member, prior to release.

The Committee shall set clear hiring policies with respect to any current or former employees of the independent auditors.

The Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of concern regarding questionable accounting or auditing matters.

The Audit Committee shall perform or undertake on behalf of the Board any such other tasks or actions as the Board may from time to time authorize.

Composition of the Committee

The Audit Committee shall be composed of no fewer than three directors, each of whom shall be financially literate. At least one member of the Committee shall be an "audit committee financial expert" as defined by the rules of the SEC. Furthermore, the composition of the Committee shall satisfy the independence requirements of the SEC and NASDAQ, all as determined by the Board of Directors. Compensation for services as a director (including Committee memberships) is the only compensation that Committee members may receive from the Company. Nor shall any member of the Committee own directly or indirectly more than twenty percent of the Company's common stock.

Administration of the Committee

The Chairman of the Audit Committee shall be appointed by the Board of Directors. The Secretary of the Audit Committee shall be the Corporate Secretary or such other person as is nominated by the Board. The proceedings of all Committee meetings shall be documented in minutes.

Regular meetings of the Audit Committee shall be held at least four times a year. Special meetings of the Audit Committee may be convened by the Chairman or a majority of the Committee members. The internal or external auditors may request a meeting if they consider that one is necessary.

The Committee shall have available to it such support personnel, including management staff, independent auditors, attorneys and consultants, as it deems necessary to discharge its responsibilities. The Committee shall have sole authority to agree to fees and other terms of engagement of any such attorneys or consultants.

Board Reporting

The Chairman of the Audit Committee shall report the results of each Audit Committee meeting at the next regular meeting of the Board of Directors.

Other Matters

The Chairman shall lead the Committee in an annual review of its performance. The annual evaluation shall include a review of the Committee's charter.

The Committee shall cause to be provided to NASDAQ appropriate written confirmation of any of the foregoing matters as NASDAQ may from time to time require.

PROXY

NOLAND COMPANY

80 29th Street

Newport News, Virginia 23607

Annual Meeting of Stockholders April 29, 2004

This Proxy solicited on behalf of the Board of Directors

The undersigned hereby appoints L. U. Noland III and A. P. Henderson Jr. or either of them, Proxies, with full power of substitution in each to vote all shares of the capital stock of Noland Company held of record by the undersigned on March 15, 2004, at the Annual Meeting of Stockholders to be held on April 29, 2004, or at any adjournment thereof:

1. ELECTION OF DIRECTORS	FOR all nominees listed below (except as marked below to the contrary) □	WITHHOLD AUTHORITY to vote for all nominees listed below □

Thomas N. Allen, Mark M. Gambill, Allen C. Goolsby, Arthur P. Henderson Jr., Kenneth C. King, Lloyd U. Noland III, C. Edward Pleasants (Instruction: To withhold authority to vote for any individual nominee(s) write that nominee's name(s) in the space provided below).



2. RATIFY THE APPOINTMENT OF KPMG LLP as the independent public accountants of the Corporation.

□ FOR	□ AGAINST	□ ABSTAIN

3. Vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

If no specification is made, this proxy will be voted FOR items 1 and 2.

(continued) Please date and sign on reverse

---------------------------------------------------------------------------------- Continued from other side (Side 2)

Dated:, 2004



Signature



Signature if held jointly

(Stockholder's signature should conform exactly to the

name printed hereon. When shares are held by joint

tenants, both should sign. When signing as Attorney,

Executor, Administrator, Trustee or Guardian, please

give full title as such. If a corporation, please sign

in full corporate name by president or other authorized

officer. If a partnership, please sign in partnership

name by authorized person).

Please mark, sign, date and return the proxy card promptly

using the enclosed envelope.